Exhibit 99.1
news release
For Immediate Release
Employers Holdings, Inc. Reports Second Quarter 2020 Results;
Declares Third Quarter 2020 Cash Dividend of $0.25 per Share

Company to Host Conference Call on Friday, July 24, 2020, at 11:30 a.m. Eastern Daylight Time

Reno, Nevada-July 23, 2020-Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its second quarter ended June 30, 2020.
Financial Highlights
•Net income of $59.6 million, or $1.97 per diluted share;
•Adjusted net income of $25.7 million, or $0.85 per diluted share;
•Net realized and unrealized gains on investments recorded through the income statement of $39.7 million;
•Net investment income of $19.9 million, down 7% year-over-year;
•Net premiums earned of $151.5 million, down 14% year-over-year;
•Favorable prior year loss reserve development on voluntary business of $23.5 million, versus $24.0 million a year ago;
•The Company repurchased 1,033,048 shares of its common stock at an average price of $29.76 per share;
•Book value per share including the Deferred Gain of $43.43, up 11% for the quarter including dividends declared.

Management Commentary
Chief Executive Officer Douglas Dirks commented: “During the second quarter we delivered an 8.9% annualized return on adjusted equity, a terrific result given the disruption being experienced throughout the U.S. attributable to the COVID-19 pandemic. Although our operating results were solid for the second quarter, our top line was adversely impacted by a decrease in new business premium, a reduction in estimated final audit premium and additional, but moderating, premium-reducing midterm endorsements.
New business writings were down sharply in April and May, driven by lower submission volume, but rebounded nicely in June. For June, new business submissions were up 5% and new policies bound were up 14%, each year-over-year. We are hopeful that this is a strong sign that our targeted businesses have successfully reopened and are resuming their operations, and that the significant investments we have made in delivering a superior customer experience for our agents and insureds are contributing to growth in our business in an unprecedentedly challenging time. Notably, the positive results we observed in June have not yet been observed in California, although the year-over-year changes in submissions, new policies bound and bound premium in California were less negatively impacted in June than in the first two months of the quarter."
Mr. Dirks continued, “Our balance sheet and income statement were each favorably impacted by $120 million of pretax investment gains arising during the quarter, thanks to the strong recovery in the financial markets. We were also very successful in terms of managing our capital. During the quarter we repurchased $31 million of our common stock and, year-to-date, we have returned $92 million to our shareholders through share repurchases and regular quarterly dividends. Our balance sheet and capital position remain strong and supportive of our aggressive business objectives.
The Company has been fully functional since we closed all of our buildings to employees and the general public on March 20, 2020, and we have remained in work-from-home mode in order to protect the safety and well-being of our employees, their families and our stakeholders.”
Summary of Second Quarter 2020 Operating Results
(All comparisons vs. second quarter 2019, unless noted otherwise).
Gross premiums written were $140.2 million, a decrease of 21%. The decrease was primarily due to declines in new business writings, particularly in California, a reduction in estimated final audit premiums and processed premium-reducing midterm endorsements. Net premiums earned were $151.5 million, a decrease of 14% year-over-year.
Losses and loss adjustment expenses were $73.1 million, a decrease of 16%. The Company recognized $23.5 million of favorable prior year loss reserve development on voluntary business during the current period versus $24.0 million of favorable prior year loss reserve development a year ago.

Commission expenses were $19.2 million, a decrease of 19%. The decrease was primarily due to the decrease in earned premiums.
Underwriting and general and administrative expenses were $44.8 million, an increase of 2%. The increase was largely the result of higher premium taxes, assessments and insurance licensing fees, partially offset by lower information technology expenses.
Net investment income was $19.9 million, a decrease of 7%. The decrease was primarily due to an increase in the amortization of bond premiums associated with the Company's residential mortgage-backed securities, which resulted from an acceleration in near-term mortgage loan prepayment speed assumptions.
Income tax expense was $14.7 million (20% effective rate) versus $9.0 million (18% effective rate). The increase in the effective rate was due primarily to having a higher proportion of fully taxable income in the current period versus the proportion of fully taxable income a year ago.
The Company’s book value per share of $38.93 and book value per share including the Deferred Gain of $43.43 increased by 13% and 11% during the second quarter of 2020, respectively, each computed after taking into account dividends declared. These measures were favorably impacted during the current period by $25.4 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement) and $69.3 million of after tax unrealized gains arising from fixed maturity securities (which are reflected on the balance sheet).

Summary of Results by Segment
(see page 14 of the Financial Supplement for a description of our reportable segments. All comparisons vs. second quarter 2019, unless noted otherwise).

Employers Segment
The Employers segment reported net income before income taxes of $75.5 million versus $50.3 million.

Highlights included the following:
–Underwriting income of $18.2 million versus $23.3 million;
–Combined ratio of 88.0% versus 86.8%;
–Current accident year loss and LAE ratio of 65.5% versus 66.2%;
–Favorable prior year loss reserve development of 15.6 percentage points versus 13.5 percentage points;
–Underwriting expense ratio of 25.4% versus 20.5%;
–Net investment income of $18.8 million versus $20.3 million; and
–Net realized and unrealized gains on investments recorded through the income statement of $38.2 million versus $6.9 million.

Cerity Segment
The Cerity segment reported a net loss before income taxes of $2.0 million versus $4.1 million, and an underwriting loss of $4.2 million versus $4.1 million.

Corporate and Other
Corporate and Other activities reported net income before income taxes of $0.8 million versus $3.5 million.

Highlights included the following:
–LPT amortization, which served to reduce losses and LAE, of $2.5 million versus $5.7 million;
–Net investment income of $0.2 million versus $1.1 million;
–Net realized and unrealized gains on investments recorded through the income statement of $0.2 million versus $0.5 million; and
–General and administrative expenses of $2.1 million versus $3.8 million.

Share Repurchases and Third Quarter 2020 Dividend Declaration
During the second quarter of 2020, the Company repurchased 1,033,048 shares of its common stock at an average price of $29.76 per share. During the period from July 1, 2020 through July 22, 2020, the Company repurchased a further 111,899 shares of its common shares at an average price of $29.21 per share.
On July 22, 2020, the Board of Directors authorized a $50.0 million expansion to its existing share repurchase program and extended the repurchase authority pursuant to the expanded program through September 30, 2021. As a result of this action, the Company currently has a remaining share repurchase authorization of $51.8 million.

On July 22, 2020, the Board of Directors declared a third quarter 2020 dividend of $0.25 per share. The dividend is payable on August 19, 2020 to stockholders of record as of August 5, 2020.

Earnings Conference Call and Webcast
The Company will host a conference call on Friday, July 24, 2020, at 11:30 a.m. Eastern Daylight Time / 8:30 a.m. Pacific Daylight Time.

To participate in the live conference call by telephone, dial +1 (888) 364-8443 or +1 (484) 747-6630 and use the conference call access code 4173417.

The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will remain on the Company’s web site for up to seven days following the live call. To listen to a recording of the call by telephone, dial +1 (855) 859-2056 or +1 (404) 537-3406 and use the conference call access code 4173417.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.

Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.

Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).

About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best

Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.

Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations contact:
Adam Prior, The Equity Group, Inc. (212) 836-9606 or aprior@equityny.com